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                                                                    EXHIBIT 3.02

                          FIRST AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF

                             ALLADVANTAGE.COM INC.

                                   ARTICLE I

     The name of the corporation is AllAdvantage.com Inc.

                                  ARTICLE II

     The address of the registered office of the corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent. The name of its registered agent at that address is Incorporating Services, Ltd.

                                  ARTICLE III

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

     The total number of shares of all classes of stock which the corporation has authority to issue is 1,036,335,044 shares, consisting of two classes:
1,000,000,000 shares of Common Stock, $0.001 par value per share, and 36,335,044 shares of Preferred Stock, $0.001 par value per share. Of the 36,335,044 shares of Preferred Stock, par value $0.001, authorized to be issued by the corporation, 4,000,000 shares are hereby designated "Series A Preferred Stock," 2,500,000 shares are hereby designated "Series B Preferred Stock," 13,306,118 shares are hereby designated "Series C Preferred Stock" and 16,528,926 shares are hereby designated "Series D Preferred Stock."

     The Board of Directors is authorized, subject to any limitations prescribed by this Article IV or the law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a Certificate of Designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, unless a vote of any other holders is required pursuant to this Article IV or to a Certificate or Certificates of Designation establishing a series of Preferred Stock.

     Except as otherwise expressly provided in this Article IV or in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, any new series of Preferred Stock may be designated, fixed and determined as

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provided herein by the Board of Directors without approval of the holders of
Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

     The rights, preferences, privileges and restrictions granted to and imposed upon the respective classes and series of the corporation's capital stock are set forth below:

     1.   Definitions.  For purposes of this Article IV, the following
          -----------
definitions apply:

          1.1  "Board" shall mean the Board of Directors of the Company.

          1.2  "Company" shall mean this corporation.

          1.3 "Common Stock" shall mean the Common Stock, no par value, of the Company.

          1.4 "Common Stock Dividend" shall mean a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock.

          1.5 "Dividend Rate" shall mean $0.072 per share per annum for the Series B Preferred Stock, as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like of the Series B Preferred Stock; $0.245 per share per annum for the Series C Preferred Stock, as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like of the Series C Preferred Stock; and $0.605 per share per annum for the Series D Preferred Stock, as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like of the Series D Preferred Stock.

          1.6 "Original Issue Date" shall mean the date on which the first share of the applicable series of Preferred Stock is issued by the Company.

          1.7 "Original Issue Price" shall mean $0.05 per share for the Series A Preferred Stock, $0.72 per share for the Series B Preferred Stock, $2.45 per share for the Series C Preferred Stock, and $6.05 per share for the Series D Preferred Stock.

          1.8 "Preferred Stock" shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, and the Series D Preferred Stock, collectively.

          1.9 "Series A Preferred Stock" shall mean the Series A Preferred Stock, no par value, of the Company.

          1.10 "Series B Preferred Stock" shall mean the Series B Preferred Stock, no par value, of the Company.

          1.11 "Series C Preferred Stock" shall mean the Series C Preferred Stock, no par value, of the Company.

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          1.12 "Series D Preferred Stock" shall mean the Series D Preferred
Stock, no par value, of the Company.

          1.13 "Subsidiary" shall mean any corporation of which at least fifty percent (50%) of the outstanding voting stock is at the time owned directly or indirectly by the Company or by one or more of such subsidiary corporations.

     2.   Dividend Rights.
          ---------------

          2.1  Dividend Preference.  In each calendar year, the holders of the
               -------------------
then outstanding Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds and assets of the Company legally available therefor, noncumulative dividends at the annual Dividend Rate for each such series of Preferred Stock, prior and in preference to the payment of any dividends on the Series A Preferred Stock or the Common Stock in such calendar year (other than a Common Stock Dividend). No dividends (other than a Common Stock Dividend) shall be paid, with respect to the Series A Preferred Stock or the Common Stock during any calendar year unless dividends in the total amount of the annual Dividend Rate for the Series B Preferred Stock shall have first been paid or declared and set apart for payment to the holders of the Series B Preferred Stock, dividends in the total amount of the annual Dividend Rate for the Series C Preferred Stock shall have first been paid or declared and set apart for payment to the holders of the Series C Preferred Stock, and dividends in the total amount of the annual Dividend Rate for the Series D Preferred Stock shall have first been paid or declared and set apart for payment to the holders of the Series D Preferred Stock, respectively, during that calendar year. Payments of any dividends to the holders of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be paid pro rata, on an equal priority, pari passu basis according to their respective dividend preferences as set forth herein. Dividends on the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock by reason of the fact that the Company shall fail to declare or pay dividends on the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock in the amount of the respective annual Dividend Rate for each such series or in any other amount in any calendar year or any fiscal year of the Company, whether or not the earnings of the Company in any calendar year or fiscal year were sufficient to pay such dividends in whole or in part.

          2.2  Participation Rights.  If, after dividends in the full
               --------------------
preferential amounts specified in this Section 2 for the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock have been paid or declared and set apart in any calendar year of the Company, the Board shall declare additional dividends out of funds legally available therefor in that calendar year, then such additional dividends shall be declared pro rata on the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders, where each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock is to be treated for this purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of

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all shares of Series A Preferred Stock, Series B Preferred Stock, Series C
Preferred Stock and/or Series D Preferred Stock held by such holder pursuant to
Section 5.

          2.3  Non-Cash Dividends.  Whenever a dividend provided for in this
               ------------------
Section 2 shall be payable in property other than cash, the value of such dividend shall be deemed to be the fair market value of such property as determined in good faith by the Board.

     3.   Liquidation Rights.  In the event of any liquidation, dissolution or
          ------------------
winding up of the Company, whether voluntary or involuntary, the funds and assets that may be legally distributed to the Company's stockholders (the "Available Funds and Assets") shall be distributed to stockholders in the following manner:

          3.1  Liquidation Preferences.  The holders of each share of Series A
               -----------------------
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Common Stock, an amount per share equal to the Original Issue Price for each such series of Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like of such series of Preferred Stock), respectively, plus all declared but unpaid dividends thereon. If upon any liquidation, dissolution or winding up of the Company the Available Funds and Assets shall be insufficient to permit the payment to holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of their full preferential amounts described in this subsection, then all the remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock pro rata, on an equal priority, pari passu basis, according to their respective liquidation preferences as set forth herein.

          3.2  Participation Rights.  If there are any Available Funds and
               --------------------
Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of their full preferential amounts described above in this Section 3, then all such remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock pro rata according to the number of shares of Common Stock held by such holders, where, for this purpose, holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock will be deemed to hold (in lieu of their Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock) the greatest whole number of shares of Common Stock then issuable upon conversion in full of such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock pursuant to Section 5 until such time as (i) each holder of then outstanding Series A Preferred Stock shall have received, in distributions made under this Section 3, an aggregate amount equal to $0.20 per share, as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like of the Series A Preferred Stock (such aggregate dollar amount to include all amounts previously paid to such holder pursuant to subsection 3.1); (ii) each holder of then outstanding Series B Preferred Stock shall have received, in distributions made under this Section 3, an aggregate

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amount equal to $2.88 per share, as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like of the Series B Preferred Stock (such aggregate dollar amount to include all amounts previously paid to such holder pursuant to subsection 3.1); (iii) each holder of then outstanding Series C Preferred Stock shall have received, in distributions made under this
Section 3, an aggregate amount equal to $9.80 per share, as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like of the Series C Preferred Stock (such aggregate dollar amount to include all amounts previously paid to such holder pursuant to subsection 3.1); and (iv) each holder of the then outstanding Series D Preferred Stock shall have received, in distributions made under this Section 3, an aggregate amount equal to $24.20 per share, as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like of the Series D Preferred Stock (such aggregate dollar amount to include all amounts previously paid to such holder pursuant to
subsection 3.1).   After such distribution has been paid to all holders of
Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, then the holders of then outstanding Common Stock shall be entitled to receive all the remaining Available Funds and Assets (if any) pro rata according to the number of outstanding shares of Common Stock then held by each of them.

          3.3  Merger or Sale of Assets.  A (i) consolidation or merger of the
               ------------------------
Company with or into any other corporation or corporations in which the holders of the Company's outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving corporation of such consolidation or merger, or any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company's voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of the Company; or (ii) a sale of all or substantially all of the assets of the Company, shall each be deemed to be a liquidation, dissolution or winding up of the Company as those terms are used in this Section 3.

          3.4  Non-Cash Consideration.  If any assets of the Company distributed
               ----------------------
to stockholders in connection with any liquidation, dissolution, or winding up of the Company are other than cash, then the value of such assets shall be their fair market value as determined by the Board, except that any securities to be
                                              ------ ----
distributed to stockholders in a liquidation, dissolution, or winding up of the Company shall be valued as follows:

               (a) The method of valuation of securities not subject to investment letter or other similar restrictions on free marketability shall be as follows:

                   (i) if the securities are then traded on a national securities exchange or the Nasdaq National Market (or a similar national quotation system), then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) days prior to the distribution; and

                   (ii) if actively traded over-the-counter, then the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the distribution; and

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                   (iii) if there is no active public market, then the value
     shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

               (b) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in subparagraphs
(a)(i), (ii) or (iii) of this subsection to reflect the approximate fair market value thereof, as determined in good faith by the Board.

     4.   Voting Rights.
          -------------

          4.1  Common Stock.  Each holder of shares of Common Stock shall be
               ------------
entitled to one (1) vote for each share thereof held.

          4.2  Preferred Stock.  Each holder of shares of Preferred Stock shall
               ---------------
be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Preferred Stock could be converted pursuant to the provisions of Section 5 below at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

          4.3  General.  Subject to the foregoing provisions of this Section 4,
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each holder of Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Company (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

          4.4  Board Size.  So long as at least 625,000 shares of Series B
               ----------
Preferred Stock are outstanding or at least 3,200,000 shares of Series C Preferred Stock are outstanding or at least 4,132,231 shares of Series D Preferred Stock are outstanding, (i) the authorized number of directors of the Company's Board shall be eight (8) and (ii) the Company shall not alter the authorized number of directors in its Certificate of Incorporation, Bylaws or otherwise, without first obtaining the written consent, or affirmative vote at a meeting, of holders of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock representing at least a majority of the voting power of all the then-outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock voting together as a class.

          4.5  Board of Directors Election and Removal.
               ---------------------------------------

               (a) Election.  (i) So long as at least 625,000 shares of Series B
                   --------
Preferred Stock are outstanding (such number of shares being subject to proportional adjustment to reflect combination or subdivisions of such Series B Preferred Stock or dividends declared in shares of such stock), the holders of the Series B Preferred Stock, voting as a separate series (with cumulative voting rights as among themselves), shall be entitled to elect one (1) director of

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the Company; (ii) so long as at least 3,200,000 shares of Series C Preferred
Stock are outstanding (such number of shares being subject to proportional adjustment to reflect combination or subdivisions of such Series C Preferred Stock or dividends declared in shares of such stock), the holders of the Series C Preferred Stock, voting as a separate series (with cumulative voting rights as among themselves), shall be entitled to elect two (2) directors of the Company;
(iii) so long as at least 4,132,231 shares of Series D Preferred Stock are outstanding (such number of shares being subject to proportional adjustment to reflect combination or subdivisions of such Series D Preferred Stock or dividends declared in shares of such stock), the holders of the Series D Preferred Stock, voting as a separate series (with cumulative voting rights as among themselves), shall be entitled to elect one (1) director of the Company;
(iv) so long as at least 625,000 shares of Series B Preferred Stock or 3,200,000 shares of Series C Preferred Stock or 4,132,231 shares of Series D Preferred Stock are outstanding (such number of shares being subject to proportional adjustment to reflect combination or subdivisions of such Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, respectively, or dividends declared in shares of such stock), the holders of the Common Stock and the Series A Preferred Stock, voting together as a single class (with cumulative voting rights as among themselves), shall be entitled to elect two (2) directors of the Company; and (v) the holders of the Common Stock and the Preferred Stock, voting together as a single class (with cumulative voting rights as among themselves), shall be entitled to elect the remaining directors of the Company.

               (b) Quorum; Required Vote.
                   ---------------------

                   (i)  Quorum. At any meeting held for the purpose of electing
                        ------
directors, the presence in person or by proxy of (A) the holders of a majority of the then-outstanding shares of the Series B Preferred Stock shall constitute a quorum of the Series B Preferred Stock for the election of the directors to be elected solely by the holders of the Series B Preferred Stock, (B) the holders of a majority of the then-outstanding shares of the Series C Preferred Stock shall constitute a quorum of the Series C Preferred Stock for the election of the directors to be elected solely by the holders of the Series C Preferred Stock, (C) the holders of a majority of the then-outstanding shares of the Series D Preferred Stock shall constitute a quorum of the Series D Preferred Stock for the election of the directors to be elected solely by the holders of the Series D Preferred Stock, (D) the holders of Series A Preferred Stock and Common Stock representing a majority of the voting power of all the then-outstanding shares of Series A Preferred Stock and Common Stock shall constitute a quorum of the Series A Preferred Stock and Common Stock for the election of the directors to be elected jointly by the holders of the Series A Preferred Stock and Common Stock, and (E) the holders of Common Stock and Preferred Stock representing a majority of the voting power of all the then-outstanding shares of Common Stock and Preferred Stock shall constitute a quorum of the Common Stock and Preferred Stock for the election of the directors to be elected jointly by the holders of the Common Stock and Preferred Stock.

                   (ii) Required Vote.  With respect to the election of any
                        -------------
director or directors by the holders of the outstanding shares of a specified series, series', class or classes of stock given the right to elect such director or directors pursuant to subsection 4.5(a) above (the "Specified Stock"), that candidate or those candidates (as applicable) shall be elected who either: (A) in the case of any such vote conducted at a meeting of the holders of such Specified Stock, receive the highest number of affirmative votes of the outstanding shares of such Specified

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Stock, up to the number of directors to be elected by such Specified Stock; or
(B) in the case of any such vote taken by written consent without a meeting, are elected by the unanimous written consent of the holders of shares of such Specified Stock, except that, if such vote is to fill a vacancy on the Board other than a vacancy created by removal of a director, such vacancy may be filled by election by the written consent of the holders of a majority of the outstanding shares of such Specified Stock.

          (c) Vacancy.  If there shall be any vacancy in the office of a
              -------
director elected by the holders of any Specified Stock pursuant to subsection 4.5(a), then a successor to hold office for the unexpired term of such director may be elected by either: (i) the remaining director or directors (if any) in office that were so elected by the holders of such Specified Stock, by the affirmative vote of a majority of such directors (or by the sole remaining director elected by the holders of such Specified Stock if there be but one), or
(ii) the required vote of holders of the shares of such Specified Stock specified in subsection 4.5(b)(ii) above that are entitled to elect such director under subsection 4.5(a).

          (d) Removal.  Subject to Section 303 of the California Corporations
              -------
Code (to the extent applicable), any director who shall have been elected to the Board by the holders of any Specified Stock pursuant to subsection 4.5(a) or by any director or directors elected by holders of any Specified Stock as provided in subsection 4.5(c), may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of shares representing a majority of the voting power of all the outstanding shares of such Specified Stock entitled to vote, given either at a meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders without a meeting, and any vacancy created by such removal may be filled only in the manner provided in subsection 4.5(c).

          (e) Procedures.  Any meeting of the holders of any Specified Stock,
              ----------
and any action taken by the holders of any Specified Stock by written consent without a meeting, in order to elect or remove a director under this subsection 4.5, shall be held in accordance with the procedures and provisions of the Company's Bylaws and applicable law regarding stockholder meetings and stockholder actions by written consent, as such are then in effect (including but not limited to procedures and provisions for determining the record date for shares entitled to vote).

          (f) Termination.  Notwithstanding anything in this subsection 4.5 to
              -----------
the contrary, the provisions of this subsection 4.5 shall cease to be of any further force or effect upon the earlier to occur of: (i) the first date on which the total number of outstanding shares of Series B Preferred Stock is less than 625,000 shares and the total number of outstanding shares of Series C Preferred Stock is less than 3,200,000 shares and the total number of outstanding shares of Series D Preferred Stock is less than 4,132,231 shares (such numbers of shares being subject to proportional adjustment to reflect combination or subdivisions of such Series B Preferred Stock or Series C Preferred Stock or Series D Preferred Stock, respectively, or dividends declared in shares of such stock); or (ii) upon the consolidation or merger of the Company with or into any other corporation or corporations in which the holders of the Company's outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving corporation of such consolidation or merger.

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     5.   Conversion Rights.  The outstanding shares of Preferred Stock shall be
          -----------------
convertible into Common Stock as follows:

          5.1  Optional Conversion.
               -------------------

               (a) At the option of the holder thereof, each share of Preferred Stock shall be convertible, at any time or from time to time, into fully paid and nonassessable shares of Common Stock as provided herein.

               (b) Each holder of Preferred Stock who elects to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Preferred Stock or Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Preferred Stock being converted. Thereupon the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

          5.2  Automatic Conversion.
               --------------------

               (a) Series A Preferred Stock.  Each and every share of Series A
                   ------------------------
Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock, as provided herein:

                   (i) immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which the aggregate public offering price (before deduction of underwriters' discounts and commissions) equals or exceeds $1,000,000 and the public offering price per share of which equals or exceeds $0.54 per share before deduction of underwriters' discounts and commissions (such price per share of Common Stock to be appropriately adjusted to reflect a stock dividend, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the Common Stock without consideration effected following the date of the filing of this First Amended and Restated Certificate of Incorporation); or

                   (ii) on the first date on which the total number of outstanding shares of Series A Preferred Stock is less than 1,000,000 shares (such number of shares being subject to proportional adjustment to reflect combination or subdivisions of such Series A Preferred Stock or dividends declared in shares of such stock); or

                   (iii) upon the Company's receipt of the written consent of holders of Series A Preferred Stock representing at least a majority of the voting power of all the then-outstanding shares of Series A Preferred Stock to the conversion of all then outstanding Series A Preferred Stock under this
Section 5.

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               (b) Series B Preferred Stock.  Each and every share of Series B
                   ------------------------
Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock, as provided herein:

                   (i) immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which the aggregate public offering price (before deduction of underwriters' discounts and commissions) equals or exceeds $10,000,000 and the public offering price per share of which equals or exceeds $0.54 per share before deduction of underwriters' discounts and commissions (such price per share of Common Stock to be appropriately adjusted to reflect a stock dividend, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the Common Stock without consideration effected following the date of the filing of this First Amended and Restated Certificate of Incorporation); or

                   (ii) on the first date on which the total number of outstanding shares of Series B Preferred Stock is less than 625,000 shares (such number of shares being subject to proportional adjustment to reflect combination or subdivisions of such Series B Preferred Stock or dividends declared in shares of such stock); or

                   (iii) upon the Company's receipt of the written consent of holders of Series B Preferred Stock representing at least a majority of the voting power of all the then-outstanding shares of Series B Preferred Stock to the conversion of all then outstanding Series B Preferred Stock under this
Section 5.

               (c) Series C Preferred Stock.  Each and every share of Series C
                   ------------------------
Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock, as provided herein:

                   (i) immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which the aggregate public offering price (before deduction of underwriters' discounts and commissions) equals or exceeds $10,000,000 and the public offering price per share of which equals or exceeds $1.8375 per share before deduction of underwriters' discounts and commissions (such price per share of Common Stock to be appropriately adjusted to reflect a stock dividend, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the Common Stock without consideration effected following the date of the filing of this First Amended and Restated Certificate of Incorporation); or

                   (ii) on the first date on which the total number of outstanding shares of Series C Preferred Stock is less than 3,305,785 shares (such number of shares being subject to proportional adjustment to reflect combination or subdivisions of such Series C Preferred Stock or dividends declared in shares of such stock); or

                   (iii) upon the Company's receipt of the written consent of holders of Series C Preferred Stock representing at least a majority of the voting power of all the then-outstanding shares of Series C Preferred Stock to the conversion of all then outstanding Series C Preferred Stock under this Section 5.

          (d)   Series D Preferred Stock.  Each and every share of Series D
                ------------------------
Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock, as provided herein:

                (i) immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which the aggregate public offering price (before deduction of underwriters' discounts and commissions) equals or exceeds $10,000,000 and the public offering price per share of which equals or exceeds $8.0465 per share before deduction of underwriters' discounts and commissions (such price per share of Common Stock to be appropriately adjusted to reflect a stock dividend, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the Common Stock without consideration effected following the date of the filing of this First Amended and Restated Certificate of Incorporation); or

                (ii) on the first date on which the total number of outstanding shares of Series D Preferred Stock is less than 3,305,785 shares (such number of shares being subject to proportional adjustment to reflect combination or subdivisions of such Series D Preferred Stock or dividends declared in shares of such stock); or

                (iii) upon the Company's receipt of the written consent of holders of Series D Preferred Stock representing at least a majority of the voting power of all the then-outstanding shares of Series D Preferred Stock to the conversion of all then outstanding Series D Preferred Stock under this
Section 5.

          (e) Upon the occurrence of any event specified in subparagraph 5.2(a), 5.2(b), 5.2(c) or 5.2(d) above, the outstanding shares of such series of Preferred Stock shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to
                --------  -------
issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of a series of Preferred Stock, the holders of such series of Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for such series of Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which such shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

          5.3  Conversion Price.  Each share of Preferred Stock shall be
               ----------------
convertible in accordance with subsection 5.1 or subsection 5.2 above into the number of shares of Common Stock which results from dividing the Original Issue Price for such series of Preferred Stock by the conversion price for such series of Preferred Stock that is in effect at the time of conversion (the "Conversion Price"). The initial Conversion Price for the Series A Preferred Stock shall be $0.0125, the initial Conversion Price for the Series B Preferred Stock shall be $0.18, the initial Conversion Price for the Series C Preferred Stock shall be $1.225 and the initial Conversion Price for the Series D Preferred Stock shall be the Original Issue Price for the Series D Preferred Stock. The Conversion Price of each series of Preferred Stock shall be subject to further adjustment from time to time as provided below.

          5.4  Adjustment Upon Common Stock Event.  Upon the happening of a
               ----------------------------------
Common Stock Event (as hereinafter defined) after the date of the filing of this First Amended and Restated Certificate of Incorporation, the Conversion Price of the Series A Preferred Stock, the Conversion Price of the Series B Preferred Stock, the Conversion Price of the Series C Preferred Stock and the Conversion Price of the Series D Preferred Stock shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Conversion Price of such series of Preferred Stock in effect immediately prior to such Common Stock Event by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Conversion Price for such series of Preferred Stock. The Conversion Price for a series of Preferred Stock shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term "Common Stock Event" shall mean (i) the issue by the Company of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

          5.5  Adjustments for Other Dividends and Distributions.  If at any
               -------------------------------------------------
time or from time to time after the Original Issue Date the Company pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Company other than shares of Common Stock, then in each such event provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Company which they would have received had their Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Preferred Stock or with respect to such other securities by their terms.

          5.6  Adjustment for the IPO Price.  With respect to the Series D
               ----------------------------
Preferred Stock only, if the public offering price per share (before deduction of underwriters' discounts and commissions) of the Common Stock (the "IPO Price") in the first firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company actually closed (the "IPO") is less than $12.10 (such price per share of Common Stock to be appropriately adjusted to reflect a stock dividend, stock split, reverse stock split, subdivision, combination, reclassification, or similar change in the Common Stock effected following the date of the filing of this First Amended and Restated Certificate of Incorporation), then the Conversion Price for the Series D Preferred Stock (the "Series D Conversion Price") in effect immediately prior to the closing of the IPO (the "Pre-IPO Series D Conversion Price") shall be adjusted, effective immediately prior to the closing of the IPO, to be equal to the greater of: (a) one-half (1/2) of the IPO Price, or (b) $4.84 (such figure to be appropriately adjusted to reflect a stock dividend, stock split, reverse stock split, subdivision, combination, reclassification, or similar change in the Common Stock effected following the date of the filing of this First Amended and Restated Certificate of Incorporation); provided, however, that if the Pre-IPO Series D Conversion Price is less than the Series D Conversion Price as adjusted pursuant to the preceding provisions of this sentence, then the Series D Conversion Price shall not be adjusted by reason of the IPO and shall remain equal to the Pre-IPO Series D Conversion Price.

          5.7  Adjustment for Reclassification, Exchange and Substitution.  If
               ----------------------------------------------------------
at any time or from time to time after the Original Issue Date the Common Stock issuable upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock
                                                    ----- ----
Event or a stock dividend, reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), then in any such event each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

          5.8  Sale of Shares Below Conversion Price.
               -------------------------------------

               (a)  Adjustment Formula.  With respect to the Series C Preferred
                    ------------------
Stock or the Series D Preferred Stock only, if at any time or from time to time after the Original Issue Date for such series of Preferred Stock, the Company issues or sells, or is deemed by the provisions of this subsection 5.8 to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), otherwise than in connection with a Common Stock Event as provided in subsection 5.4, a dividend or distribution as provided in subsection 5.5, or a recapitalization, reclassification or other change as provided in subsection 5.7, for an Effective Price (as hereinafter defined) that is less than the Conversion Price for such series of Preferred Stock in effect immediately prior to such issue or sale, then, and in each such case, the Conversion Price for such series of Preferred Stock shall be reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying such Conversion Price by a fraction:

                    (i) The numerator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding (as hereinafter defined) immediately prior to such issue or sale of Additional Shares of Common Stock plus (B) the quotient obtained by dividing the Aggregate Consideration Received (as hereinafter defined) by the Company for the total number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold) by the Conversion Price for such series of Preferred Stock in effect immediately prior to such issue or sale; and

                    (ii) The denominator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale plus (B) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold).

               (b)  Certain Definitions.  For the purpose of making any
                    -------------------
adjustment required under this subsection 5.8:

                    (i) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company, whether or not subsequently reacquired or retired by the Company, other than:

                         (a) shares of Common Stock issued or issuable upon
conversion of the outstanding shares of the Preferred Stock;

                         (b) up to 22,561,317 shares of Common Stock (or
options, warrants or rights therefor) granted or issued after September 22, 1999 to employees, officers, directors, contractors, consultants or advisers to, the Company or any Subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board of Directors (such number of shares to be calculated net of any repurchase of such shares by the Company and net of any such expired or terminated options, warrants or rights and to be proportionally adjusted to reflect any subsequent Common Stock Event);

                         (c) any shares of the Company's Common Stock or
Preferred Stock (and/or options or warrants therefor) issued or issuable to parties providing the Company with debt financing from a bank or similar institution, equipment leases or real property leases, under arrangements approved by the Board of Directors; and

                         (d) shares of Common Stock or Preferred Stock issued
pursuant to the acquisition of another corporation or entity by the Company approved by the Board of Directors, by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization, in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity.

                    (ii) The "Aggregate Consideration Received" by the Company for any issue or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company; (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board; and (C) if Additional Shares of Common Stock, Convertible Securities or Rights or Options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options.

                    (iii) "Common Stock Equivalents Outstanding" shall mean the number of shares of Common Stock that is equal to the sum of (A) all shares of Common Stock of the Company that are outstanding at the time in question, plus
(B) all shares of Common Stock of the Company issuable upon conversion of all shares of Preferred Stock or other Convertible Securities that are outstanding at the time in question, plus (C) all shares of Common Stock of the Company that are issuable upon the exercise of Rights or Options that are outstanding at the time in question assuming the full conversion or exchange into Common Stock of all such Rights or Options that are Rights or Options to purchase or acquire Convertible Securities into or for Common Stock.

                    (iv) "Convertible Securities" shall mean stock or other securities convertible into or exchangeable for shares of Common Stock.

                    (v) The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Company under this subsection 5.8, into the Aggregate Consideration Received, or deemed to have been received, by the Company under this subsection 5.8, for the issue of such Additional Shares of Common Stock.

                    (vi) "Rights or Options" shall mean warrants, options or other rights to purchase or acquire shares of Common Stock or Convertible Securities.

               (c)  Deemed Issuances.  For the purpose of making any adjustment
                    ----------------
to the Conversion Price of the Series C Preferred Stock or Series D Preferred Stock required under this subsection 5.8, if the Company issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses) is less than the Conversion Price then in effect for such series of Preferred Stock, then the Company shall be deemed to have issued, at the time of the issuance of such Rights, Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion of such Rights, Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Rights or Options or

Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Company upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that:
                                                     -------- ----

                    (i) if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

                    (ii) if the minimum amount of consideration payable to the Company upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

                    (iii) if the minimum amount of consideration payable to the Company upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Company upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

No further adjustment of the Conversion Price, adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Conversion Price for such series of Preferred Stock, as adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be readjusted to the Conversion Price for such series of Preferred Stock which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of such series of Preferred Stock.

          5.9  Certificate of Adjustment.  In each case of an adjustment or
               -------------------------
readjustment of the Conversion Price for a series of Preferred Stock, the Company, at its expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Preferred Stock at the holder's address as shown in the Company's books.

          5.10  Fractional Shares.  No fractional shares of Common Stock shall
                -----------------
be issued upon any conversion of Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock's fair market value as determined in good faith by the Board as of the date of conversion.

          5.11  Reservation of Stock Issuable Upon Conversion.  The Company
                ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          5.12  Notices.  Any notice required by the provisions of this Section
                -------
5 to be given to the holders of shares of the Preferred Stock shall be deemed given upon the earlier of actual receipt or deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Company.

          5.13  Payment of Taxes.  The Company will pay all taxes (other than
                ----------------
taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered.

          5.14  No Impairment.  The Company shall not avoid or seek to avoid the
                -------------
observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

     6.   Restrictions and Limitations.
          ----------------------------

          6.1   Protective Provisions.  So long as at least a total of 9,083,761
                ---------------------
shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (such number of shares to be appropriately adjusted to reflect a stock dividend, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, respectively, without consideration) remain outstanding, the Company shall not, without the approval, by vote or written consent, of holders of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock representing at least a majority of the voting power of all the then-outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a class:

               (1) amend, alter or repeal any provision of its Certificate of Incorporation in any manner that would alter or change any of the rights, preferences, privileges or restrictions of the Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock;

               (2) amend, alter or repeal any provision of its Certificate of Incorporation in any other manner that would adversely affect the rights, preferences and privileges of the Series B Preferred Stock, the Series C Preferred Stock and/or the Series D Preferred Stock;

               (3) reclassify any outstanding shares of securities of the Company into shares having rights, preferences or privileges senior to or on a parity with the Series B Preferred Stock, the Series C Preferred Stock and/or the Series D Preferred Stock;

               (4) authorize, designate or issue any other stock, or any other securities convertible into stock of the Company, having rights or preferences senior to or on a parity with the Series B Preferred Stock, the Series C Preferred Stock and/or the Series D Preferred Stock as to dividend rights or liquidation preferences or voting rights or conversion rights;

               (5) merge or consolidate with or into any corporation if such merger or consolidation would result in the stockholders of the Company immediately prior to such merger or consolidation holding less than a majority of the voting power of the stock of the surviving corporation immediately after such merger or consolidation;

               (6) sell all or substantially all the Company's assets in a single transaction or series of related transactions; or

               (7)  liquidate or dissolve.

          6.2  Series D Protective Provision.  So long as any shares of Series D
               -----------------------------
Preferred Stock remain outstanding, the Company shall not, without the approval, by vote or written consent, of holders of Series D Preferred Stock representing at least a majority of the voting power of all the then-outstanding shares of Series D Preferred Stock, voting as a class, amend, alter or repeal any provision of its Certificate of Incorporation in any manner that would affect the rights, preferences and privileges of the Series D Preferred Stock.

     7.   Miscellaneous
          -------------

          7.1  No Reissuance of Preferred Stock.  No share or shares of
               --------------------------------
Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue.

          7.2  Consent to Certain Transactions.  Each holder of shares of
               -------------------------------
Preferred Stock shall, by virtue of its acceptance of a stock certificate evidencing Preferred Stock, be deemed to have consented, for purposes of Sections 502, 503 and 506 of the California Corporations Code (to the extent applicable), to all repurchases by the Company of shares of Common Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other persons performing services for the Company or a subsidiary that are subject to restricted stock purchase agreements or stock option exercise agreements under which the Company has the option to repurchase such shares:
(i) at cost, upon the occurrence of certain events, such as the termination of employment or services; or (ii) at any price pursuant to the Company's exercise of a right of first refusal to repurchase such shares.

                                   ARTICLE V

     In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto, in accordance with the provisions of such Bylaws, to alter and repeal the Bylaws adopted or amended by the Board of Directors. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws, the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the outstanding voting stock then entitled to vote at an election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with this
Article V.

                                  ARTICLE VI

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     (A) The conduct of the affairs of the corporation shall be managed under the direction of the Board of Directors. The number of directors shall be fixed from time to time exclusively by resolution of the Board of Directors.

     (B) Notwithstanding the foregoing provision of this Article VI, each director shall hold office until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     (C) Subject to the rights of the holders of any series of Preferred Stock, any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (i) the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, or (ii) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred.

     (D) Subject to the rights of the holders of any series of Preferred Stock, any director or the entire Board of Directors may be removed by the holders of at least sixty six and two-thirds percent (66 2/3%) of the shares then entitled to vote at an election of directors.

     (E)  Classification of Board of Directors:

          (1) The provisions of this Article VI, Section (E) are subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances. As used in this Article VI, Section
(E), the term "Initial Public Offering" shall mean the initial public offering of the corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public.

          (2) Prior to the closing of the Initial Public Offering, or in the event that the corporation is prohibited from dividing its board of directors into three classes in accordance with subsection (3) below through the operation of Section 2115 of the California General Corporation Law, at each annual meeting of stockholders, each director shall be elected for a term of office to expire at the first succeeding annual meeting of stockholders after his or her election, or until such director's earlier death, resignation or removal.

          (3) Following the closing of the Initial Public Offering, unless otherwise provided pursuant to subsection (2) above, the directors shall be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors (the "Board Classification Resolutions"), with the number of directors in each class to be divided as equally as reasonably possible. No one class shall have more than one director more than any other class. The term of office of the Class I directors shall expire at the corporation's first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire at the corporation's second annual meeting of stockholders following the closing of the Initial Public Offering, and the term of office of the Class III directors shall expire at the corporation's third annual meeting of stockholders following the closing of the Initial Public Offering. At each annual meeting of stockholders commencing with the first annual meeting of stockholders following the closing of the Initial Public Offering, each director elected to succeed a director of the class whose term then expires shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after his or her election, or until such director's earlier death, resignation or removal.

          (4) In the event that (i) at any annual meeting of stockholders following the closing of the Initial Public Offering, the directors are elected, pursuant to subsection (2) above, for a term of office to expire at the first succeeding annual meeting of stockholders after their election, and (ii) prior to the first succeeding annual meeting of stockholders (the "Succeeding Meeting"), the corporation is no longer prohibited through the operation of
Section 2115 of the California General Corporation Law from dividing its board of directors into three classes, then

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the directors shall again be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively, and shall be assigned to each class in accordance with the Board Classification Resolutions previously adopted, and as the same may be subsequently modified. The term of office of the Class I directors shall expire at the Succeeding Meeting, the term of office of the Class II directors shall expire at the corporation's first annual meeting of stockholders following the Succeeding Meeting, and the term of office of the Class III directors shall expire at the corporation's second annual meeting of stockholders following the Succeeding Meeting. At each annual meeting of stockholders commencing with the Succeeding Meeting, each director elected to succeed a director of the class whose term then expires shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after his or her election, or until such director's earlier death, resignation or removal.

          (5) In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

     (F) Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

     (G) Following the closing of the Initial Public Offering, no action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws of the corporation, and no action shall be taken by the stockholders by written consent.

     (H) Advance notice of stockholder nominations for the election of directors of the corporation and of business to be brought by stockholders before any meeting of stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation. Business transacted at special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

     (I) Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by applicable law, this Certificate of Incorporation or the Bylaws, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the corporation's outstanding voting stock then entitled to vote at an election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with this Article VI.

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                                  ARTICLE VII

     To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

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